SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2006

PATCH INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-28627 (Commission File Number)	87-0393257 (IRS Employer Identifica-tion No.)

Suite 300, 441 - 5th Avenue S.W., Calgary, Alberta, Canada T2P 2V1
 (Address of principal executive offices)(Zip Code)

(403) 441-4390
Registrant's telephone number, including area code

1220 - 666 Burrard Street, Vancouver, British Columbia V6C 2X8 Canada
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On December 15, 2006, Patch International Inc. ("Patch") entered into a Share Exchange Agreement (the "Agreement") with Damascus Energy Inc., a private corporation incorporated under the laws of Alberta ("Damascus"), the shareholders of Damascus, and Patch Energy Inc., Patch's wholly-owned subsidiary ("Patch Energy"), providing for the acquisition of Damascus by Patch. Under the terms of the Agreement, Patch Energy acquired all of the issued and outstanding common shares of Damascus in consideration for one share of Class A Preferred Voting Stock of Patch (the "Preferred Voting Share") (described in Item 5.03 below) and 9,426,489 shares of Series A Preferred Stock of Patch Energy (the "Exchangeable Shares") that are exchangeable for 9,426,489 shares of Patch common stock (the "Acquisition"). It is proposed that all of the shares issued to the Damascus shareholders will be registered. As Patch currently has 16,639,274 common shares issued and outstanding and 25,000,000 common shares authorized, Patch will need to increase the number of authorized common shares.

Patch entered into an Exchange and Voting Trust Agreement to implement the voting of the Preferred Voting Share with Patch Energy, 1286664 Alberta Ltd., and the shareholders of Damascus Energy Inc. Under the Exchange and Voting Trust Agreement, a trust was created for the benefit of the Damascus shareholders. 1286664 Alberta Ltd., as trustee, holds the Preferred Voting Share for the benefit of the Damascus shareholders and exercises the voting rights attached to that share.

Patch and Patch Energy also entered into a Support Agreement with 1286664 Alberta Ltd. to protect the rights of the Damascus shareholders with respect to the Exchangeable Shares.

1286664 Alberta Ltd. is a private Alberta corporation owned and controlled by Michael Vandale.

As a condition to closing the Share Exchange Agreement, Patch terminated its consulting and/or management agreements with George Tsafalas, David Stadnyk, and John Thornton and paid Cdn.$75,000, Cdn.$175,000, and Cdn.$75,000, respectively, to them as a result of such termination. Michael Vandale received Cdn.$300,000 in connection with the sale of Damascus.

This summary description of the agreements mentioned above does not purport to be complete and is qualified in its entirety by reference to the documents that are filed as exhibits hereto.

Item 2.01       Completion of Acquisition or Disposition of Assets

On December 15, 2006, the parties consummated the Acquisition described above, resulting in Patch Energy acquiring Damascus as a wholly-owned subsidiary. The primary asset of Damascus is a farmout agreement between Damascus and Bounty Developments Ltd. that grants Damascus the right to earn up to an 80% working interest in the Dover Oil Sands Project, located in the Fort McMurray area of central Alberta, Canada (the "Farmout"). The Dover Oil Sands Project consists of 32 contiguous square miles of land approximately 40 miles northwest of Fort McMurray, representing 20,840 acres. Pursuant to the terms of the Farmout agreement,

Damascus has earned a 30% undivided working interest in the Dover Oil Sands Project in exchange for payment of Cdn.$7,581,500 to Bounty, reimbursement to Bounty for all expenditures made to date on the project, and issuance of 4,425,231 shares of Damascus common stock to Bounty. Damascus will be able to earn an additional 50% in the project subject to spudding 16 evaluation wells at mutually agreeable locations and completion of a 2D seismic program on the properties on or before March 31, 2007.

Immediately prior to the closing of the Acquisition, the largest shareholders of Damascus were as follows:

Bounty Developments Ltd. - 46.1%
Michael S. Vandale - 24.7%
1284810 Alberta Ltd. - 10.6%

Patch has been advised that Bounty Developments Ltd. is owned and controlled as to 100% by William H. Clark of Calgary, Alberta and 1284810 Alberta Ltd. is owned and controlled as to 100% by David Lane of Vancouver, British Columbia.

Michael S. Vandale, the President of Damascus, has been a director of Patch Energy since May 2006.

Item 3.02       Unregistered Sales of Equity Securities

The Acquisition was effected by the issuance of the Preferred Voting Share and 9,426,489 Exchangeable Shares that are exchangeable for 9,426,489 shares of Patch common stock.

Patch closed the first tranche of a private placement on December 18, 2006. Patch issued 2,590,000 common shares on a "flow-through" basis (at a purchase price of Cdn.$1.00 per share) for aggregate gross proceeds of Cdn.$2,590,000. In connection with the sale of 2,590,000 common shares, Patch paid a finder's fee of 7.6% (or Cdn.$197,050), which includes a finder's fee of Cdn.$105,000 paid to Michael Vandale. The shares were issued pursuant to Regulation S under the Securities Act of 1933, as the sales were made in "offshore transactions," as that term is defined in Rule 902 of Regulation S. The shares are subject to a hold period in Canada that expires four months and a day after the later of (i) December 18, 2006 and (ii) the date Patch becomes a reporting issuer in any province or territory of Canada.

Item 5.01       Changes in Control of Registrant

As a result of the Acquisition of Damascus described above, the shareholders of Damascus acquired voting control as to 36.2% of the outstanding Patch common stock through the issuance of the Preferred Voting Share to the trustee who holds the share for the benefit of the Damascus shareholders. In addition, the directors of Patch resigned and Michael Vandale, the president of Damascus, was appointed to serve as a director of Patch.

Item 5.02       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Prior to the Acquisition, Winston Cabell resigned as a director of Patch. Upon the closing of the Acquisition, John P. Thornton resigned as a director of Patch and appointed Michael S. Vandale, the President of Damascus Energy Inc., to serve as a director of Patch. The new officers of Patch are Michael S. Vandale, President and Chief Executive Officer and Donald B. Edwards, Corporate Secretary.

Michael S. Vandale - President, Chief Executive Officer and Director

Michael Vandale, age 47, is a veteran of the oil industry, and has been involved with a long list of oil and gas ventures. Mr. Vandale is the Chairman, and a director of Arsenal Energy Inc., a public energy corporation listed on the TSX and Frankfurt Stock Exchange. Mr. Vandale was President and Chief Executive Officer of Arsenal Energy Inc. from January 2001 to April 2006. He was President of Sundance Resources Inc. listed on the Exchange, and was a director of its successor company, True Energy Inc. listed on the Toronto Stock Exchange until the fall of 2002 when he started Arsenal Energy Inc. From 1997 to 1999, Mr. Vandale was a director and major shareholder of Mutual Fund Direct Inc. until it was sold to Altamira Investment Services Inc. Mr. Vandale is a founding shareholder and director of Cold Creek Capital Inc. listed on the Exchange. Mr. Vandale was a founding shareholder and former director of Sahara Energy Ltd., (formerly Battleford Capital Inc.) listed on the Exchange. Mr. Vandale has more than 20 years experience in upstream oil and gas exploration and midstream operations in Canada, the United States and South America.

Donald B. Edwards - Corporate Secretary

Mr. Edwards, age 46, is a partner with the law firm of Borden Ladner Gervais LLP in Calgary, Alberta and practices in the areas of securities, corporate finance, commercial transactions, natural resources and mergers and acquisitions. Mr. Edwards was a lawyer and subsequently a partner of Armstrong Perkins Hudson LLP, and its predecessors, from 1994 until July 2002 when the firm merged with Borden Ladner Gervais LLP. Mr. Edwards has practiced in the areas of securities, corporate finance and venture capital matters since 1990 and has acted for a broad range of domestic and foreign issuers, investment banks and securities dealers, with a particular emphasis on venture capital and mergers and acquisitions and both domestic and cross BORDER=0 transactions. Mr. Edwards is a member of the Law Society of Alberta and the Canadian Bar Association.

Other Reporting Issuer Experience

The following table sets out the director and officers of Patch that are, or have been within the last five years, directors, officers or promoters of other issuers that are or were reporting issuers in any Canadian jurisdiction:

Name of Director, Officer or Promoter	Name of Reporting Issuer	Name of Exchange or Market	Position	Term
Michael S. Vandale	Savoy Minerals Ltd.	ASE	Director Vice-President Oil and Gas	August 1988 - October 1990
	Redux Energy Inc.	ASE	Director President	June 1990 - June 1992
	Sundance Resources Inc.	ASE/CDNX	Director Chairman	June 1997 - September 2000
	True Energy Inc.	CDNX/TSX	Director	September 2000 - October 2002
	Arsenal Energy Inc.	TSX/Frankfurt	Director President	January 2001 - present
	Sahara Energy Ltd. (formerly Battleford Capital Inc.)	TSXV	Director	January 2005 - present
	Cold Creek Capital Inc.	TSXV	Director	February 2006 - present
Donald B. Edwards	Deloro Resources Ltd. (formerly Deloro Minerals Ltd.)	TSXV	Director	May 1996 - May 2004
	Arsenal Energy Inc.	TSX/Frankfurt	Corporate Secretary	January 2003 - present
	Sahara Energy Ltd. (formerly Battleford Capital Inc.)	TSXV	Corporate Secretary	January 2005 - February 2006
	Cold Creek Capital Inc.	TSXV	Corporate Secretary	February 2006 - present

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

To effect the Acquisition, Patch established a class of preferred stock, consisting of one share and designated as the Class A Preferred Voting Stock. The Preferred Voting Share entitles 1286664 Alberta Ltd., as the trustee under the Exchange and Voting Trust Agreement and registered holder thereof, to attend and vote at all meetings of holders of shares of common stock of Patch. The maximum number of votes attached to the Preferred Voting Share is that number of shares of Patch common stock into which the Exchangeable Shares issued in conjunction with the Preferred Voting Share and at that time outstanding are then exchangeable. The Preferred Voting Share may be voted by proxy on all matters that may properly come before a meeting of Patch's common shareholders. Prior to delivering a Preferred Voting Share proxy, the trustee of the Preferred Voting Share shall be obligated to determine the manner in which the holders of the then outstanding Exchangeable Shares issued in conjunction with the Preferred Voting Share would vote on each matter put before the meeting of common shareholders. The holder of the Preferred Voting Share is then obligated to complete the Preferred Voting Share proxy and record as votes in favor of the matter that number of votes equal to the number of Patch common shares into which the Exchangeable Shares which voted in favor of the matter are then exchangeable and record as votes against the matter that number of votes equal to the number of the Patch common shares into which the Exchangeable Shares which voted against the matter are then exchangeable.

Item 8.01       Other Events

Immediately after the closing of the Acquisition, Patch moved its offices to Suite 300, 441 - 5th Avenue S.W., Calgary, Alberta, Canada T2P 2V1, where its phone number is (403) 441-4390.

Item 9.01       Financial Statements and Exhibits

Regulation S-K Number	Document
4.1	Certificate of Designation of Class A Preferred Voting Stock
10.1	Share Exchange Agreement among the shareholders of Damascus Energy Inc., Patch Energy Inc., Patch International Inc., and Damascus Energy Inc. dated December 15, 2006
10.2	Exchange and Voting Trust Agreement among Patch International Inc., Patch Energy Inc., 1286664 Alberta Ltd., and the shareholders of Damascus Energy Inc. dated December 15, 2006
10.3	Support Agreement among Patch International Inc., Patch Energy Inc., and 1286664 Alberta Ltd. dated December 15, 2006
99.1	Audited financial statements of Damascus [describe period to be covered]*
99.2	Pro forma combined financial statements*

______________
*to be filed by amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATCH INTERNATIONAL INC.
December 22, 2006	By: /s/ Michael S. Vandale Michael S. Vandale, President